Securities And Exchange Commission

Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

Internet Commerce Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6801 Governors Lake Parkway, Suite 110
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)

(678) 533-8000
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTERNET COMMERCE CORPORATION

FORM 8-K
CURRENT REPORT

Item 1.01 Entry into a Material Definitive Agreement.

     On March 16, 2005, Internet Commerce Corporation (the “Company”) entered into a Fourth Loan Modification Agreement (the “Fourth Modification”) with Silicon Valley Bank (the “Bank”) to the Company’s Accounts Receivable Financing Agreement (the “Financing Agreement”), dated May 30, 2003, as amended. The Fourth Modification extends the term of the Financing Agreement an additional year and changes the interest rate under the Financing Agreement to the prime rate plus .25% plus a collateral handling fee equal to .15% on the average daily outstanding financed receivable balance as long as the Company maintains an Adjusted Quick Ratio (as defined in the Financing Agreement) of not less 1.25 to 1. Should the Company fail to maintain an Adjusted Quick Ratio of 1.25 to 1, the interest rate rises to the prime rate plus .75% and the collateral handling fee increases to .35% on the average daily outstanding financed receivable balance.

     A copy of the Fourth Modification is attached as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

10.1	Fourth Loan Modification Agreement, entered into as of March 16, 2005, by and between Silicon Valley Bank and the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation

By:     /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: March 18, 2005

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Fourth Loan Modification Agreement, entered into as of March 16, 2005, by and between Silicon Valley Bank and the Company.